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                                   EXHIBIT 4.5

                          CAPITAL GROWTH SYSTEMS, INC.
                          2003 LONG-TERM INCENTIVE PLAN

         CAPITAL GROWTH SYSTEMS, INC., a Florida corporation (the "Company"), sets forth herein the terms of the Capital Growth Systems, Inc. 2003 Long-Term Incentive Plan (the "Plan") as follows effective December 16, 2003:

1. Purpose.

         The purpose of the Plan is to aid the Company and its subsidiaries in recruiting and retaining employees and to motivate such employees and other plan participants to exert their best efforts on behalf of the Company and its subsidiaries by providing incentives through the granting of stock-based incentive awards. The Company expects that it will benefit from the stock ownership opportunities provided to such participants to encourage alignment of their interest in the Company's success with that of other stakeholders. The Plan shall allow eligible participants to acquire shares of the Company's Common Stock, $0.0001 par value ("Shares") either directly through the grant of shares which are restricted and subject to risk of forfeiture ("Restricted Shares") or through the grant of options to purchase Shares ("Options"). Options granted under the Plan may be nonqualified stock options or may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provision of any subsequently enacted tax statute. The Plan shall also allow the granting of other stock-based awards ("Other Stock-Based Awards" - together with awards of Restricted Shares or Options, hereinafter at times collectively referred to as "Awards" and individually referred to as an "Award"; the grantee of an Award is hereinafter referred to as a "Participant"). Eligibility for Awards may be based on such criteria as the Committee deems appropriate, which may be tied to performance standards and vesting standards requiring continued performance of services to the Company over time.

2. Administration.

         2.1 Committee.

         The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall be comprised of one or more members of the Board who are "non-employee directors," as such term is described in Rule 16b-3 (if and as such Rule is in effect), and "outside directors" within the meaning of Section 162(m) of the Code.

         2.2 Action by Committee.

         The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Certificate of Incorporation and Bylaws of the Company and applicable law. The Committee shall have the full power and authority to take all actions and to make all determinations required or permitted under the Plan with respect to any Award granted hereunder. The Committee shall have the full power and authority to take all other actions and determination not inconsistent with the specific terms and provisions of the Plan that the

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Committee deems to be necessary or appropriate to the administration of the
Plan. The Committee's powers shall include, but not be limited to, the power to interpret the Plan and to amend, waive, or extend any provision or limitation of any Option or the terms and conditions of any grant of Restricted Shares or Other Stock-Based Awards, and to approve the forms of agreement for use under the Plan. The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or the terms and conditions of any grant of Restricted Shares or Other Stock-Based Awards shall be final and conclusive.

         2.3 No Liability.

         No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan.

         2.4 Applicability of Rule 16b-3.

         Those provisions of the Plan that make express reference to Rule 16b-3 shall apply only to persons who are required to file reports under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2.5 Tax Withholding.

         The Company may withhold or require payment from the Participant of any amount it may determine to be necessary to withhold for federal, state, local, non-U.S. income, payroll or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by: (i) delivery in Shares; (ii) having the Company withhold Shares with a Fair Market Value or cash equal to the amount of such taxes that would have otherwise been payable by the Participant; or (iii) paying cash.

         2.6 Nontransferability of Awards/Beneficiaries.

         No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death. During a Participant's lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code or any successor thereto, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the agreement evidencing the Award.

         A Participant may designate a beneficiary to succeed to the Participant's Awards under the Plan in the event of the Participant's death by filing a beneficiary form with the Company and, upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and the terms of this Plan and the applicable

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agreement. In the absence of a validly designated beneficiary who is living at the time of the Participant's death, the Participant's executor or administrator of the Participant's estate shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution.

3. Common Stock Covered by the Plan.

         The number of Shares with respect to which Options, Restricted Shares and other Stock-Based Awards may be granted under the Plan shall not exceed 2,285,000 subject to adjustment as provided in Section 12. The number of Shares with respect to which Awards may be granted to a participant during any calendar year shall not exceed 1,000,000, subject to adjustment as provided in Section
12. The Shares to be issued as Restricted Shares or upon exercise of Options may be authorized, but unissued or reacquired Shares. If any Option expires, terminates or is terminated for any reason prior to exercise in full, or any Restricted Shares are forfeited, or any Other Stock-Based Award is terminated or forfeited, the Shares that were subject to the unexercised portion of such Option or the Restricted Shares or Other Stock-Based Awards that are forfeited or terminated (collectively, "Lapsed Shares"), as the case may be, shall be available immediately for future grants of Awards under the Plan, but will be counted against that calendar year's limit for a given participant. To the extent an Award under this Plan of a Lapsed Share reduces the 2,285,000 Shares available under the Plan, when it becomes a Lapsed Share, this then replenishes by a like amount the number of Shares available for issuance under the Plan as if the Lapsed Share had not been previously granted. To the extent any Award is exercised in whole or part through a cashless exercise pursuant to Section 6.8(c) hereof, that portion of the Award used to fund the cashless exercise shall not be available for future issuance pursuant to this Plan.

4. Eligibility.

         Awards may be granted under the Plan to an employee of the Company or any subsidiary who is selected by the Committee to participate in the Plan. An Award may also be granted to any director, consultant, agent, individual, company, advisor or independent contractor who renders bona fide services to the Company or a subsidiary that (i) is not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company's securities. Except where the context otherwise requires, references in this Plan to "employment" and related terms shall apply to services in any such capacity. Individuals who have been granted Options are referred to as "Optionees." An individual may hold more than one Option, subject to such restrictions as are provided herein, and may also hold more than one grant of Restricted Shares of Other Stock-Based Awards. All references to an "employee" of the Company shall include employees of any direct or indirect subsidiary of the Company, 50% or more of which is beneficially owned by the Company.

         The Committee may also grant Awards in substitution for options or other equity interests held by individuals who become employees of the Company or of a subsidiary as a result of the Company's acquiring or merging with the individual's employer or acquiring its assets or to persons who were employees of directors of the previous employer and received an option in that capacity even if they do not become employees of the Company. In addition, the

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Committee may provide for the Plan's assumption of options granted outside the
Plan to persons who would have been eligible under the terms of the Plan to receive a grant. If necessary to conform the Awards to the interests for which they are substitutes, the Committee may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires.

5. Effective Date and Term.

         5.1 Effective Date.

         The Plan is effective as of December 16, 2003 (the "Effective Date").

         5.2 Term.

         The Plan shall terminate on the tenth anniversary of the Effective Date, unless previously terminated under Section 11. All Awards granted prior to termination of the Plan shall continue in full force and effect following the termination of the Plan, subject to the terms and conditions upon which they were granted.

6. Terms and Conditions of Stock Options.

         6.1 Grant of Options.

         Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the termination of the Plan, grant to such eligible Participants as the Committee may determine, Options to purchase such number of Shares on such terms and conditions as the Committee may determine, including any terms or conditions that may be necessary to qualify such Options as ISOs. The Committee may grant ISOs only to employees of the Company and any subsidiaries.

         6.2 Stock Options under Code Section 422.

         The date as of which the Committee approves the grant of an Option shall be considered the date on which such Option is granted. Neither the Optionee nor any person entitled to exercise any rights hereunder shall have any of the rights of a stockholder with respect to the Shares subject to an Option except to the extent that the certificates for such Shares have been issued upon the exercise of the Option.

         6.3 Limitation on Incentive Stock Options.

         An Option granted to an employee shall constitute an ISO only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other plans of the Company and any subsidiaries, within the meaning of Code
Section 422(d)), does not exceed one hundred thousand dollars ($100,000). This limitation shall be applied by taking Options into account in the order in which such Options were granted.

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         6.4 Option Agreements.

         All Options granted to Optionees pursuant to the Plan shall be evidenced by written agreements in such form or forms as the Committee shall from time to time determine. Option agreements may be amended by the Committee from time to time and need not contain uniform provisions.

         6.5 Option Price.

         The purchase price of each Share subject to an Option issued under this
Section 6 shall be fixed by the Committee. No Option, once granted hereunder, may be repriced. In the case of an Option not intended to constitute an ISO, the option price shall be not less than the par value of the Shares covered by the Option. In the case of an Option that is intended to be an ISO, the option price of each Share purchasable pursuant to the Option shall be not less than the greater of the par value of the Shares or 100% of the Fair Market Value (as defined below) of a Share covered by the Option on the date the Option is granted; provided, however, that in the event the employee would otherwise be ineligible to receive an ISO by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to owners of more than 10% of the Company's common stock), the option price of each Share purchasable pursuant to an Option that is intended to be an ISO shall be not less than the greater of par value or one hundred and ten percent (110%) of the Fair Market Value of a Share covered by the Option at the time such Option is granted.

         "Fair Market Value" for purposes of this Plan in valuing the Company common stock shall mean the last closing price of the Company's common stock as quoted on Nasdaq immediately prior to the date of valuation in question, provided at that time the Company's common stock is quoted on Nasdaq. If the Company's common stock is not quoted on Nasdaq, then "Fair Market Value" shall mean, in the event that the Company's common stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the closing price of the stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market on the date the Option is granted), or, if no sale of stock has been made on such day, on the last preceding day on which any such sale shall have been made. In the event that the Shares are not listed, quoted or publicly traded or, if their price cannot be determined despite their being listed, quoted or publicly traded, "Fair Market Value" shall be determined by the Committee, in its sole discretion.

         6.6 Term.

         Each Option granted to an Optionee under the Plan shall terminate and all rights to purchase Shares thereunder shall cease upon the expiration of five
(5) years from the date such Option is granted, or on such prior date or later date (but in no event later than ten (10) years from the date such Option is granted) as may be fixed by the Committee and stated in the option agreement relating to such Option; provided, however, that in the event the employee would otherwise be ineligible to receive an ISO by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to owners of more than 10% of the Company's common stock), an Option granted to such employee that is intended to be an ISO shall in no event be exercisable after the expiration of five (5) years from the date it is granted.

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         6.7 Option Period and Limitations on Exercise.

         Each Option granted under the Plan to an Optionee shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the date of grant of the Option and ending upon expiration or termination of the Option, as the Committee shall determine and set forth in the option agreement. Without limiting the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that the Option granted to an Optionee may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Committee shall determine and set forth in the option agreement. Any such limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option.

         6.8 Exercise.

                  (a) Only the Optionee receiving an Option (or, in the event of the Optionee's legal incapacity or incompetency, the participant's guardian or legal representative, and in the case of the Optionee's death, the participant's estate) may exercise the Option.

                  (b) An Option that is exercisable hereunder may be exercised by delivery to the Company on any business day, at its principal office addressed to the attention of the Corporate Secretary, of written notice of exercise. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the option price of the Shares for which the Option is being exercised, unless otherwise determined by the Committee, in its sole discretion.

                  (c) Payment of the option price for the Shares purchased pursuant to the exercise of an Option shall be made, as determined by the Committee and set forth in the option agreement, as follows:

                           (i) in cash or by certified check payable to the
                  order of the Company;

                           (ii) in Shares having a Fair Market Value equal to
                  the aggregate exercise price for the Shares being purchased pursuant to the Option and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares were purchased on the open market or have been held by the participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under generally accepted accounting principles);

                           (iii) partly in cash and partly in such Shares;

                           (iv) if there is a public market for the Shares at
                  such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased pursuant to the Option; or

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                           (v) such other method as determined by the Committee,
                  in its sole discretion.

                  (d) Notwithstanding the foregoing, the Committee may, in its discretion, impose and set forth in the option agreement such limitations or prohibitions on the methods of exercise as the Committee deems appropriate. Promptly after the exercise of an Option and the payment in full of the option price of the Shares covered thereby, the individual exercising the Option shall be entitled to the issuance of a stock certificate or certificates evidencing such individual's ownership of such Shares. An individual holding or exercising an Option shall have none of the rights of a stockholder until the Shares covered thereby are fully paid and issued to such individual and, except as provided in Section 12, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

                  (e) If the Optionee is not vested as to his or her entire Option at the time of termination of employment of the Optionee pursuant to the terms of the relevant option agreement, then the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the relevant option agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

7. Restricted Shares.

         7.1 Grant of Restricted Shares.

         Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the termination of the Plan, grant Restricted Shares to such eligible Participants as the Committee may determine subject to such conditions under which they may be forfeited and such other terms and conditions it deems appropriate.

         7.2 Transfer Restrictions.

         Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Shares of Restricted Stock shall be registered in the name of the Participant and held by the Company. After the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such Shares to the Participant or the Participant's legal representative.

         7.3 Dividends.

         Dividends or dividend equivalents paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Stock pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

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         7.4 Rights of Unvested Restricted Shares.

         Until vesting conditions of a Restricted Stock grant agreement are met, the holder thereof shall have no rights of a shareholder thereof and shall not have the right to receive dividends thereon or to vote said Restricted Shares, unless otherwise provided in the Restricted Stock agreement.

         7.5 Legends.

         Restricted Shares issued under the Plan shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect as the Company, in its discretion, shall determine necessary to satisfy applicable legal requirements and obligations.

         7.6 Representations of Grantee.

         Each recipient of an Award of Restricted Stock under the Plan shall, at the time of the Award, as a condition to such Award, enter into a Restricted Stock grant agreement in a form approved by the Committee.

8. Other Stock-Based Awards.

         The Committee, in its sole discretion, may grant Other-Stock Based Awards, including grants of Shares and awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or on the Fair Market Value thereof. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non- assessable). Unless the Other Stock-Based Award agreement specifically states that the Other Stock-Based Award is subject to the terms and conditions of this Plan, it will not be considered an Award granted pursuant to this Plan.

9. Use of Proceeds.

         The proceeds received by the Company from the sale of Shares pursuant to Options shall constitute general funds of the Company.

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10. Requirements of Law.

         10.1 General.

         The Corporation shall not be required to sell or issue any Award (or any Shares or Option underlying the Award) if such sale or issuance would constitute a violation by the individual exercising the Award or by the Company of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations or the Company's Certificate of Incorporation. If at any time the Company shall determine, in its discretion, that the listing, inclusion, registration or qualification of any Award (or any Shares or Option underlying the Award) upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such sale or issuance, the Award (or any Shares or Option underlying the Award) may not be issued or exercised in whole or in part, unless such listing, registration, inclusion, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of or the restriction period of such Award (or any Shares or Option underlying the Award). Specifically in connection with the Securities Act of 1933, as amended (the "Securities Act") with respect to the issuance of Shares, upon exercise of any Award, unless a registration statement under the Securities Act is in effect with respect to such Shares, the Company shall not be required to sell or issue such Shares unless the Company has received evidence satisfactory to the Company that the Participant may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Award (or any Shares or Option underlying the Award) or the issuance of Shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Award shall not be exercisable unless and until the Shares covered by such Award are registered or are subject to an available exemption from registration, the exercise of such Award (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

         10.2 SEC Rule 16b-3.

         The Plan is intended to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative, to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board may exercise discretion to modify the Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

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11. Amendment and Termination.

         The Board may, from time to time, amend the Plan or any provision thereof in such respects as the Board may deem advisable, provided that no amendment to the Plan may be made without stockholder approval if such amendment would: (i) increase the number of Shares available for issuance under the Plan, other than as a result of the application of the anti-dilution adjustments as provided for in Section 12; (ii) cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule; or (iii) materially modify the eligibility requirements for participation in the Plan. Any amendment or termination of the Plan shall not adversely affect any Award previously granted. The Board may, at any time, terminate the Plan.

12. Anti-dilution Adjustments.

         12.1 Adjustments to Plan or Number or Class of Shares or Restricted Shares Issuable under the Plan.

         Notwithstanding any other provision of the Plan, the Committee may, at any time, make or provide for such adjustments to the Plan or to the number and class of Shares issuable thereunder upon the exercise of Options or as Restricted Shares or as Other Stock-Based Awards as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Shares by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and similar transactions. Any such determination by the Committee shall be conclusive. Any fractional shares resulting from such adjustments shall be eliminated.

         12.2 Adjustments to Terms of Awards Previously Granted.

         If the number of outstanding Shares is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the Effective Date, a proportionate and appropriate adjustment shall be made by the Company in the number and kind of Shares for which Awards are outstanding, so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Awards shall not change the aggregate option price payable with respect to Shares subject to the unexercised portion of the Award outstanding but shall include a corresponding proportionate adjustment in the option or exercise price per Share. Similar proportionate adjustments for events referenced in this Section 12.2 shall be made as necessary, in the sole discretion of the Committee, with respect to Other Stock-Based Awards.

13. Change in Control.

         Notwithstanding anything contained in this Plan to the contrary, unless otherwise provided in the applicable Award agreement at the time of grant, in the event of a Change in Control, the following shall occur as of the date of termination of employment of any employee

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of the Company "without cause" (as that term is defined in the agreement governing the Award(s) to such employee) during the one year period following the effective date of such Change in Control with respect to any and all Awards outstanding as of the date of termination of employment: (i) any and all Options granted hereunder which would vest with the passage of time were the Participant to continue as an employee for the applicable period and the "Current Year's Percentage" (as hereinafter defined) of any Options which are tied to performance standards that could possibly be achieved during the calendar year in which the Participant's employment has been terminated, shall vest in full and become immediately exercisable, and shall remain exercisable throughout their entire term; (ii) any restrictions imposed on Restricted Shares shall lapse with respect to Restricted Shares which would vest with the passage of time were the Participant to continue as an employee for the applicable period and with respect to the "Current Year's Percentage" (as hereinafter defined) of any Options which are tied to performance standards that could possibly be achieved during the calendar year in which the Participant's employment has been terminated; and (iii) the maximum payout opportunities attainable under all Other Stock-Based Awards which would vest with the passage of time were the Participant to continue as an employee for the applicable period and the "Current Year's Percentage of any Restricted Shares which are tied to performance standards that could possibly be achieved during the calendar year in which the Participant's employment has been terminated, shall be deemed to have been fully earned for the calendar year in which the Participant's employment has been terminated. Such Awards shall be paid in cash, or in the sole discretion of the Committee in Shares to Participants within thirty (30) days following the effective date of the termination of employment of the employee without cause during the one year period following a Change in Control, with any such Shares valued at the Fair Market Value as of the effective date of the termination of employment without cause. The "Current Year's Percentage" of a performance based Award for purposes of this Section 13 shall be that percentage of the performance based Award that would have been met for the calendar year in question based upon the product of (i) the percentage of calendar quarters completed for the year in which the employee is terminated without cause, multiplied by (ii) the performance based Award that the employee would have earned had the entire four calendar quarters of the Company's performance and the employee's performance for such year equaled the average quarterly performance for all calendar quarters completed prior to termination of the employee's employment for the year in question. If termination of employment occurs before March 31 of a year, then no acceleration of vesting of a performance based Award would be available for that year in the event of a Change in Control. The provisions of subsections (i), (ii) and (iii) immediately above shall not apply if employment of an employee of the Company is not terminated "without cause" during the one-year period following a Change in Control.

         For purposes of this Section 13, "Change in Control" means:

                  (a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1984, as amended, or any successor thereto) (a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either (A) the then outstanding Shares (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in

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         Control: (1) any acquisition directly from the Company and approval by the Board, (2) any acquisition by the Company or any of its subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) any acquisition pursuant to a transaction that complies with clauses (b)(A) and (B) below; or

                  (b) consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity (a "business combination"), in each case, unless, immediately following such business combination, (A) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such business combination beneficially own, directly or indirectly, 50% or more of, respectively, the then outstanding Shares and the total voting power of (1) the corporation resulting from such business combination (the "Surviving Corporation") or (2) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), in substantially the same proportion as their ownership, immediately prior to the business combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be and (B) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding Shares of common stock and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); or

                  (c) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this definition, a Change in Control shall not be deemed to occur with respect to the Participant if the acquisition of the 50% or greater interest referred to in clause (a) is by a group, acting in concert, that includes the participant or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the Surviving Corporation or, if applicable, the Parent Corporation shall be beneficially owned, directly or indirectly, immediately after a business combination by a group, acting in concert, that includes the participant.

14. Further Adjustment of Awards.

         Subject to the above provisions, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or Change in Control transaction to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on,

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Awards so as to provide for earlier, later, extended or additional time for exercise, lifting of restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or Change in Control that is the reason for such action. Notwithstanding anything to the contrary contained herein, no action to be taken pursuant to this Section 14 shall be taken to the extent that it has the effect of amending this Plan in a manner that would otherwise require shareholder approval pursuant to applicable Securities and Exchange Commission laws or regulations, but for the terms of this Section 14.

15. Disclaimer of Rights.

         No provision in the Plan or any Option, Restricted Shares or Other Stock-Based Award agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the service of the Company or any subsidiary, or to interfere in any way with the right and authority of the Company or any subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any subsidiary. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

16. No Trust or Fund.

         The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies, other property, or Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17. Nonexclusivity.

         Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable.

18. Indemnification.

         To the extent permitted by applicable law, the Committee and Board shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by the Committee or Board in connection with or resulting from any claim, action, suit or proceeding to which the Committee or Board may be a party or in which the Committee or Board may be involved by reason of any action taken or

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failure to act under the Plan, and against and from any and all amounts paid by the Committee or Board (with the Company's written approval) in the settlement thereof, or paid by the Committee or Board in satisfaction of a judgment in any such action, suit or proceeding except a judgment in favor of the Company; subject, however, to the conditions that upon the institution of any claim, action, suit or proceeding against the Committee (or Board, as the case may be), the Committee or Board shall give the Company an opportunity in writing, at its own expense, to handle and defend the same before the Committee (or Board, as the case may be) undertakes to handle and defend it on the Committee's or Board's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such persons may be entitled as a matter of law, under the Company's Certificate of Incorporation, By-Laws, or any indemnification agreement with the Company, or otherwise, or any power the Company may have to indemnify the Committee or Board or hold the Committee or Board harmless.

         The Committee, the Board and each officer and participant shall be fully justified in reasonably relying or acting upon any information furnished in connection with the administration of the Plan by the Company or any employee. In no event shall any persons who are or were members of the Committee or Board, or an officer or employee of the Company, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including furnishing of information) taken or any failure to act, if in good faith.

19. Severability.

         In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20. Governing Law.

         To the extent not preempted by federal law, the Plan and all option and restricted stock agreements hereunder shall be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within the State.